Exhibit 99.1

N E W S R E L E A S E

Nasdaq Appoints Oliver Albers Executive Vice President, Head of Investment Intelligence

NEW YORK – MARCH 29, 2022 – Nasdaq today announced that Oliver Albers has been appointed Executive Vice President, Head of Investment Intelligence. Albers, who is currently the Senior Vice President, Global Head of Data for the Investment Intelligence business, will lead the strategic direction of the group to drive the next phase of growth across Nasdaq’s data, index and analytics offerings. Lauren Dillard, Executive Vice President, Head of Investment Intelligence, has resigned to take an executive role at a private equity firm.

Albers is a two-decade veteran of Nasdaq with considerable capital markets and financial technology experience and has served as an instrumental leader in the company’s strategic evolution to a purpose-driven global technology company. His proven track record of leadership and dedication to client success has propelled the impressive growth of the Investment Intelligence segment, where he worked closely with Dillard on the development of Investment Intelligence’s strategy and the continued delivery of execution excellence.

During his 22-year career at Nasdaq, Albers has developed a deep understanding and expertise from various leadership roles across research, product development, sales, and operations. Under Albers’ leadership, the Data team launched numerous industry-shifting solutions, driving SaaS revenue and expanding Investment Intelligence through several key acquisitions that continue to shape the team today.

“Oliver is an exceptional leader with profound industry expertise, strong client relationships, and proven success in product development and market expansion,” said Adena Friedman, President and Chief Executive Officer, Nasdaq. “We have a deep bench of talent at Nasdaq and Oliver has been instrumental in the transformation of Investment Intelligence over the past 20 years. As a well-recognized leader in the development of next generation data and analytics solutions, market structure, and financial technology, Oliver is the right leader to lead the Investment Intelligence business and drive its next phase of growth.”

Friedman continued, “Lauren is a widely recognized and well-respected leader who has made an outsized impact on our organization and our teams. She has built a resilient business that is strongly positioned for the next phase of our growth. We would like to thank Lauren for her contributions and wish her the best.”

“I am thrilled to have the opportunity to lead this team of talented and dedicated colleagues as we consistently deliver remarkable growth with a clear focus on our clients,” said Oliver Albers, Executive Vice President of Investment Intelligence. “We will continue to drive innovation across all business segments and strengthen our execution in areas including cloud-enabled capabilities, expansion of our portfolio of index, data and analytics solutions across private and public markets.”

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software, and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Nasdaq’s strategy and growth. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to factors detailed in Nasdaq’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

Media Contact

Emily Pan

emily.pan@nasdaq.com

+1 (646) 637-3964

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